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                                                                     EXHIBIT 4.1

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT between Provant, Inc., a Delaware corporation (the "Company"), and Norman G. Fornella (the "Grantee") dated effective as of May 2, 2001 (the "Date of Grant").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto act and agree as follows:

Section 1.        Not Granted Under a Plan

         The option granted pursuant to this Agreement is not granted pursuant to either of the Company's 1998 Non-Qualified Stock Option Plan or the 1998 Equity Incentive Plan. This Agreement shall nevertheless be subject to the terms of the 1998 Equity Incentive Plan (the "Plan"). For this purpose, the option granted hereunder shall be deemed to be an Option or Award, as the context requires, under the Plan. A copy of the Plan is attached hereto as Exhibit A and is incorporated herein in its entirety, except to the extent this Agreement and the Plan are in conflict, in which case this Agreement shall control. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

         Notwithstanding the language of Section 4(c) of that certain Employment Agreement by and among Grantee and the Company dated May 1, 2001 (but accepted May 2, 2001) (the "Employment Agreement"), Grantee hereby acknowledges and accepts the option granted pursuant to this Agreement in full satisfaction of the Company's obligation to award Grantee an option to purchase one hundred thousand (100,000) shares of Common Stock of the Company pursuant to Section 4(c) of the Employment Agreement.

Section 2.        Grant of Option

         The Company hereby grants to the Grantee, as of the Date of Grant, an option (the "Option") to purchase up to 100,000 shares of Common Stock, par value $.01 per share, of the Company (the "Option Shares") at a price per share of $3.08, both the price and the number of shares being subject to adjustment only as provided herein and in the Plan.

Section 3.        Terms of Option

         Subject to such further limitations as are provided herein and except as otherwise provided in the Employment Agreement, the Option shall be exercisable in three (3) installments, with the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

                  (a) on and after the first anniversary of the Date of Grant, up to one-third (ignoring fractional shares) of the total number of Option Shares;
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                  (b) on and after the second anniversary of the Date of Grant, up to an additional one-third (ignoring fractional shares) of the total number of Option Shares; and

                  (c) on and after the third anniversary of the Date of Grant, the remaining Option Shares.

Section 4.        Termination of the Option

         The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the close of business on the day that is seven (7) years from the Date of Grant or on such earlier date as may be provided in the Plan (the "Option Term").

Section 5.        Cessation of Grantee's Employment

         (a) If the Grantee ceases to be employed by the Company by reason of the Grantee's death during the Option Term, the Option shall be exercisable, to the extent the Option was exercisable on the date of the Grantee's death, either by the Grantee's executor or administrator or, if not so exercised, by the legatees or distributees of the Grantee's estate, only during the twelve (12) months immediately following the Grantee's death, after which time the Option shall terminate.

         (b) Except as otherwise provided in the Employment Agreement, if the Grantee ceases to be employed by the Company during the Option Term for any other reason, the Option (i) to the extent that it is not then exercisable by the Grantee shall terminate on the date the Grantee's employment with the Company ceased, and (ii) to the extent that it was exercisable on the date the Grantee's employment with the Company ceased shall continue to be exercisable during the thirty (30) days immediately following such cessation, after which time the Option shall terminate.

         (c) Notwithstanding any other provisions set forth herein or in the Plan, in no event shall the Option be exercised after the expiration of the Option Term.

         (d) Notwithstanding any other provisions set forth herein or in the Plan, the Option shall terminate automatically and without notice to the Grantee on the date the Grantee's employment is terminated for "cause". For the purposes hereof, "cause" shall mean any conduct that the Board of Directors of the Company determines in good faith impairs the reputation, goodwill or business of the Company or any of its subsidiaries or is inimical to the best interests of the Company or any of its subsidiaries. A termination for "cause" will include any resignation in anticipation of discharge for "cause" or accepted by the Company in lieu of a formal discharge for "cause".

Section 6.        Exercise of Option

         (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving written notice of election to the Company, attention: Treasurer. Such notice shall specify the number of Option Shares with respect to which the Option is to be exercised.


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         (b) At the time the Option is exercised, the Grantee shall make full payment for the Option Shares purchased, in cash, certified check or bank cashier's check, or, with the prior written consent of the Company, in whole or in part through the surrender of shares of Common Stock having a fair market value equal to the exercise price, through delivery of a note or pursuant to any cashless exercise program that the Company may adopt. The Grantee also shall pay to the Company or make provision satisfactory to the Company for the payment of any taxes required by law to be withheld by the Company at the time of the exercise of the Option or the sale of the Option Shares acquired upon such exercise. For purposes of this Section 6(b) and Section 6(c) below, "fair market value" shall be determined based on the last sale price of the Common Stock as reported by the principal national securities exchange or automated quotation system on which the Common Stock is listed on the date of exercise.

         (c) In the event exercise of the Option otherwise would require the Company to issue a fractional share of Common Stock of the Company, except as otherwise provided below, such fraction shall be disregarded and the purchase price payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercise(s) of the Option.

         (d) Notwithstanding anything to the contrary contained herein, the Option shall not be exercisable unless either (a) a registration statement under the Securities Act of 1933, as amended, with respect to the Option Shares shall have become, and continues to be, effective, or (b) the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option, that the Grantee is acquiring the Option Shares for the Grantee's own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company, and
(iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the Option Shares.

Section 7.        No Rights of a Stockholder

         Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Option Shares, in whole or in part, prior to the date of exercise of the Option.

Section 8.        Nontransferability of Option

         During the Grantee's lifetime, unless otherwise allowed by the Board of Directors of the Company pursuant to Section 6.4 of the Plan, the Option shall be exercisable only by the Grantee, and the Option shall not in any event be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution.



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Section 9.        Employment Not Affected

         Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to the Grantee's continued employment by the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company.

Section 10.       Amendment of Option

         The Option may be amended or modified at any time by the Company; provided, however, that the Grantee's consent to such amendment or modification shall be required unless the Board of Directors or Compensation Committee (if any) of the Company determines that the amendment or modification, taking into account any related action, would not materially and adversely affect the Grantee.

Section 11.       Notice

         (a) Any notices required or permitted hereunder shall be addressed to the Company at 67 Batterymarch Street, Suite 500, Boston, Massachusetts 02110,
Attention: Treasurer, or to the Grantee at the most current address of the Grantee appearing in the records of the Company, as the case may be.

         (b) Either the Company or the Grantee may, by notice to the other given in the manner provided in Section 11(a), change the designated address for future notice.

Section 12.       Governing Law

         The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the law of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized and the Grantee has hereunto set his hand all as of the 2nd day of May 2001.


                                 PROVANT, INC.

                                 By:  /s/  Curtis M. Uehlein
                                      ------------------------------------------
                                    Name:  Curtis M. Uehlein
                                    Its:  President and Chief Executive Officer

                                 ACCEPTED:

                                 /s/  Norman G. Fornella
                                 -----------------------------------------------
                                 Norman G. Fornella, Grantee



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